UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 21, 2013
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Nile, Inc. (the “Company”), the Company's stockholders approved the 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan became effective on the date of the Annual Meeting. The 2013 Plan is intended to be the successor to the Company's 2004 Equity Incentive Plan (the “2004 Plan”) and the Blue Nile, Inc. Third Amended and Restated 2004 Non-Employee Directors Stock Option Plan (the “2004 NED Plan”).

The total number of shares of our common stock reserved for issuance under the 2013 Plan consists of 1,000,000 shares plus the number of shares subject to stock awards outstanding under the 2004 Plan, the 2004 NED Plan, and the 1999 Equity Incentive Plan that terminate prior to exercise and would otherwise be returned to the share reserves under the 2004 Plan, the 2004 NED Plan or the 1999 Equity Incentive Plan less one share for each share of stock issued pursuant to a stock award granted after March 22, 2013. This resulting number is referred to as the "Share Reserve."
As of May 21, 2013, options to purchase approximately 2,233,305 shares were outstanding and awards other than options and stock appreciation rights covering an aggregate of 80,595 were outstanding. No further shares are available to grant under the 2004 Plan, the 2004 NED Plan, or the 1999 Equity Incentive Plan. Since March 22, 2013, 4,397 stock awards were granted under the 2004 Plan and the 2004 NED Plan. Prior to May 21, 2013, no stock awards were granted under the 2013 Plan.
If a stock award granted under the 2013 Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued, or is settled in cash, such expiration, termination or settlement will not reduce the number of shares of common stock that may be available for issuance under the 2013 Plan, and the shares subject to such stock award will again become available for issuance under the 2013 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will again become available for issuance under the 2013 Plan. In addition, any shares of common stock reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2013 Plan.

All of our employees, non-employee directors and consultants are eligible to participate in the 2013 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2013 Plan only to our employees (including officers) and employees of our affiliates.

A more detailed summary of the material features of the 2013 Plan is set forth in the Company's definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 10, 2013. That summary and the foregoing description are qualified in their entirety by reference to the text of the 2013 Plan, a copy of which is incorporated by reference as Exhibit 10.1 hereto.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
There were 12,471,736 shares of common stock entitled to be voted at the Annual Meeting and 11,736,952 shares were voted in person or by proxy. The Company's shareholders voted on the following matters:

1.	The election of three directors to serve until the 2016 Annual Meeting of Stockholders;
2.	The ratification of the Company's selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2013;
3.	Approval of the Blue NIle, Inc. 2013 Equity Incentive Plan; and
4.	On an advisory basis, the executive compensation of the Company's named executive officers.
All matters were approved by the Company's stockholders. The actual results of the shareholder votes are set forth below:
Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Chris Bruzzo	11,035,809	117,262	583,881
Harvey Kanter	11,108,071	45,000	583,881
Leslie Lane	11,035,699	117,372	583,881
Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
11,721,263	12,465	3,224

Approval of the Blue Nile, Inc. 2013 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
8,715,007	2,435,827	2,237	583,881

On an Advisory Basis, the Executive Compensation of the Company's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
10,941,025	210,965	1,081	583,881

 Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Blue Nile, Inc. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 in the Company's registration statement on Form S-8 (File No. 333-188740), as filed with the SEC on May 21, 2013)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

	By:	/s/ David Binder
David Binder
Chief Financial Officer
Dated: May 28, 2013		(Principal Accounting and Financial Officer)